EXHIBIT 99.3

News Release: IMMEDIATE RELEASE

For further information, contact:

Suzie Singer, Corporate Communications: 812.376.1917

IRWIN FINANCIAL CORPORATION ANNOUNCES
SECOND QUARTER DIVIDENDS

(Columbus, IN, May 10, 2007) Irwin Financial Corporation (NYSE: IFC) today announced preferred and common stock dividends for the second quarter.

The preferred stock dividend at an annualized rate of 8.60 percent will be paid on June 29, 2007, to all holders of record as of June 15, 2007.

A dividend of $0.12 per share will be paid on the Corporation's common stock on June 29, 2007, to all shareholders of record on June 15, 2007. The common stock dividend rate is 9 percent greater than the amount paid in each quarter of 2006, but unchanged from the first quarter of 2007.

About Irwin Financial

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation, through its principal lines of business provides a broad range of financial services to small businesses and consumers in selected markets in the United States and Canada.